United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2008

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1106 Palms Airport Drive	89119-3720
Las Vegas, Nevada	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

After due consideration, the Board of Directors (the "Board") of Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the "Company," "we" or "our"), has decided not to extend that certain Rights Agreement dated June 26, 1998 (the "Rights Agreement"), which had been previously extended until September 26, 2008. The terms of the Rights Agreement and the rights issued thereunder (the “Rights”) are described in the Company's registration statement on Form 8-A filed with the Securities and Exchange Commission on July 10, 1998 (including the exhibits thereto). As a result of the expiration of the Rights Agreement in accordance with its terms, the Rights have terminated and are no longer effective. The Board has not, at this time, adopted a new shareholders’ rights agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: October 2, 2008

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer

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